                                                                     EXHIBIT 3.3

                                                                         6/15/94

                                RESTATED BY-LAWS

                                       OF

                       ST. MARY LAND & EXPLORATION COMPANY

                             -----------------------

                                      NAME

      1. The title of this Corporation is St. Mary Land & Exploration Company.

                                     OFFICE

      2. This Corporation may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.

                                      SEAL

      3. The corporate seal of this Corporation shall have inscribed thereon the name of this Corporation and the year of its creation and the words "Corporate Seal, Delaware."

                             STOCKHOLDERS' MEETINGS

      4. (a) The annual meeting of the Stockholders shall be held on the third Thursday in May of each year, or at such other time, at the principal office of the Corporation, or such other place, within or without the State of Colorado, as the Board of Directors may determine, when the Stockholders shall elect a Board of Directors for the ensuing year and transact such other business as may come before it.

            (b) Special meetings of the Stockholders shall be held at the place prescribed for the annual meetings, unless otherwise ordered by the Board of Directors, and shall be called by the Secretary on the written request of two Directors, or on the written request of the owners of a majority of the capital stock.

            (c) Except as otherwise provided by law or the Certificate of Incorporation, the holders of one-third (1/3) of the shares of the capital stock entitled to vote at the meeting present in person or by proxy shall constitute a quorum at all meetings of the Stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

            (d) Each Stockholder of record, as determined pursuant to Article 16 of these By-Laws, shall be entitled to one vote either in person or by proxy for each share of capital stock registered in his name on the books of the Corporation, provided, that, each Stockholder of record of a fractional share shall be entitled to a vote equal to such fractional share. Except as otherwise provided by law, by the Certificate of Incorporation or by Article 5 of these By-Laws, all elections of Directors and all other actions to be taken by Stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock present in person or by proxy at the meeting and entitled to vote in the election or on the action.

            (e) Notice of the meetings and the conduct of the same shall be as prescribed by the Board of Directors, subject to applicable law.

            (f) Any action required to be taken, or which may be taken, at any meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted; provided, that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

                                    DIRECTORS

      5. (a) The property and business of this Corporation shall be managed by a Board of at least three Directors.

            (b) The number of Directors may be fixed from time to time by resolution by the Board of Directors but shall not be less than three; the Board of Directors may at any regular or special meeting increase its number by electing additional members to hold office until the next annual meeting of the Stockholders, or until their successors shall be elected and qualified or until their earlier resignation or removal.

            (c) Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

            (d) Special meetings of the Board of Directors shall be called by the Secretary on the request of the President, or on the request in writing of any two other Directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the President. Notices of special meetings shall be mailed to each Director, addressed to him at his residence or usual place of business, not later than three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice. Unless limited by law, by the Certificate of Incorporation or by these By-Laws, any and all business may be transacted at any special meeting.

            (e) A majority of the whole Board of Directors (the whole Board of Directors being the number of Directors fixed by resolution of the Board of Directors from time to time) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these By-Laws. A majority of the Directors present at any meeting may adjourn the meeting from time to time without further notice other than announcement at the meeting. If at any meeting a quorum is not present, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present.

            (f) Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors, or of such committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board of Directors or of such committee. Furthermore, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

            (g) In case of any increase in the number of Directors, or of any vacancy in the Board of Directors, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either
(a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining Directors, though the remaining Directors be less than a quorum, or by a sole remaining Director, or (b) by the holders of capital stock of the Corporation entitled to vote thereon, either at an annual meeting of Stockholders or at a special meeting of such holders called for that purpose. The Directors so chosen shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualify or until their earlier resignation or removal.

            (h) By resolution of the Board of Directors, any Director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or a stated salary as Director. Nothing here in contained shall be construed to preclude any Director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

            (i) The Board of Directors shall have power to elect or appoint all necessary officers and committees, to employ agents, factors, clerks and workmen, to require any of them to give such bond for the faithful discharge of their duties as may be deemed wise, to fix their compensation, to prescribe their duties, to dismiss any appointed officer or employee, and generally to control all the officers of the Corporation.

            (j) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors as specified in the Certificate of Incorporation, designate one or more committees, each to consist of one or more of the Directors of the Corporation, and may appoint chairmen of any such committees. To the extent provided in the resolution designating such committee, and to the extent permitted by law, each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

            (k) The Board of Directors, in addition to the powers and authority expressly conferred upon them by these By-Laws, may exercise all such powers and do all such things as may be exercised or done by the Corporation, but subject, nevertheless, to the provisions of the law, of the Certificate of Incorporation, and of these By-Laws.

                                    OFFICERS

      6. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and such other officers as may from time to time be elected or appointed by the Board of Directors. The determination of whether or not to fill such positions shall be within the discretion of the Board of Directors, except as otherwise provided by law. Any offices except those of President and Vice-President or President and Secretary may be held by the same person. All officers shall serve at the pleasure of the Board of Directors. Any officer may be removed by the Board of Directors at anytime with or without cause. A vacancy in any office shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

      7. The Chairman of the Board shall preside at all meetings of the Stockholders and at all meetings of the Board of Directors. He shall have general powers and duties of management and such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

                                    PRESIDENT

      8. The President shall be a member of the Board of Directors, and he shall be the chief executive officer of the Corporation and shall exercise general supervision and administration over all its affairs and shall have such further duties as are incident to the office of President or prescribed by law or as shall from time to time be designated by the Board of Directors. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Stockholders and Directors. He shall sign or countersign as may be necessary all such bills, notes, checks, contracts and other instruments as may pertain to the business and affairs of the Corporation, and he shall sign, when duly authorized, all contracts, orders, deeds, liens, licenses and other instruments of a special nature. He shall, as far as may be possible and desirable, familiarize himself with and exercise supervision over the affairs of this or any other corporation in which this Corporation may be interested.

                                 VICE-PRESIDENT

      9. In the absence of the President or in the event of his inability or refusal to act, the Vice-President, if any (or, if there be more than one, the Vice-Presidents in the order designated by the President, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office), shall perform the duties and discharge the responsibilities of the President. They shall have such other duties and powers as shall from time to time be designated by the Board of Directors or by the President.

                                    SECRETARY

      10. The Secretary shall be sworn to the faithful discharge of his duties and shall keep full minutes of all the meetings of the Stockholders and of the Board of Directors, and shall perform the same duty for the standing committees when required. He shall issue all calls for meetings of the Stockholders and Directors and shall notify all officers and Directors of their election. He shall have charge of the seal of the Corporation and affix the same to any instrument requiring it. He shall have charge of the stock certificate books, stock transfer books, and stock ledgers, and such other books and papers as the Board of Directors may place in his charge. He shall make such reports to the Board of Directors as they may require, and he shall also prepare such reports and statements as may be required by the provisions of the law.

                               ASSISTANT SECRETARY

      11. The Assistant Secretary (or if there be more than one, the Assistant Secretaries in the order designated by the President, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office) shall, in the absence, disability, or refusal to act of the Secretary, be vested with all the powers of the Secretary and shall perform all his duties. He shall assist the Secretary in the performance of his duties, and shall have such powers and perform such other duties as the Board of Directors may from time to time direct.

                                    TREASURER

      12. The Treasurer shall be the custodian of all the funds and securities of the Corporation and shall keep full and accurate records and accounts in books provided for that purpose of all receipts, disbursements, credits, assets, liabilities and general financial transactions of the Corporation. He shall endorse for collection or deposit, to the credit of the Corporation, all bills, notes, checks and other negotiable instruments of the Corporation coming into his hands in such depositories and safe deposits as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the specific instructions of the Board of Directors or any committee established thereby, taking proper vouchers for all such disbursements, and he shall give bond to the Corporation in such sum and with such surety as shall be satisfactory to the proper officers of the Corporation.

                               ASSISTANT TREASURER

      13. The Assistant Treasurer (or, if there be more than one, the Assistant Treasurers in the order designated by the President, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office) shall, in the absence, disability or refusal to act of the Treasurer, be vested with all the powers of the Treasurer and shall perform all his duties. He shall assist the Treasurer in the performance of his duties, and shall have such powers and perform such other duties as the Board of Directors may from time to time direct.

                                   CONTROLLER

      14. The Controller shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board of Directors.

                                 OFFICER PRO TEM

      15. In the absence of any officer, the Board of Directors may delegate his powers and duties to any other officers or to any Director, for the time being.

                                      STOCK

      16. (a) Every Stockholder shall be entitled to have a certificate, in such form as the Board of Directors shall from time to time approve, signed by or in the name of the Corporation by the President or any Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

            (b) Any or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            (c) A record of the name and address of the holder of such certificate, the number of shares represented thereby, and the date of issue thereof, shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

            (d) Any person claiming a stock certificate in lieu of one lost, stolen, mutilated or destroyed shall give the Corporation an affidavit as to his ownership of the certificate and of the facts as to its loss, theft, mutilation or destruction. He shall also, if required by the Board of Directors, give the Corporation a bond, in such form and amount as may be approved by the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

            (e) The Corporation may maintain one or more transfer offices or agencies, each under the control of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each under the control of a registrar designated by the Board of Directors, wherein such shares of stock shall be registered.

            (f) Transfer of shares shall, except as provided in paragraph 16(d) of this Article, be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

            (g) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                        INSPECTION OF BOOKS AND ACCOUNTS

      17. Except as otherwise provided by law and the Certificate of Incorporation, the Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the Stockholders, and the Stockholders' rights in this respect are and shall be restricted and limited accordingly.

                            ALTERATION AND AMENDMENT

      18. The Board of Directors may by a majority vote of the whole Board, adopt, amend or repeal these By-Laws at any regular meeting or at any special meeting.

                                DEFERRED MEETINGS

      19. If any meeting provided for in these By-Laws should fall upon a legal holiday, the same shall be held upon the next succeeding business day at the same hour and place.

                     INDEMNIFICATION OF OFFICERS, DIRECTORS
                         EMPLOYEES AND AGENTS: INSURANCE

      20. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

            (e) Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 20. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (f) (i) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of Stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and (ii) the indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (g) The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

            (h) The provisions of this Article 20 shall be separable and the invalidity of all or any part thereof as applied to any particular type of liability or any particular person shall not preclude application of any remaining portion thereof to such situation or such person, nor application of the provisions of this Article to any other situation or person.

                            COMPENSATION TO DIRECTORS

      21. By resolution of the Board of Directors, any Director may be paid any one or more of the following: his expenses, if any, of attendance at meetings, a fixed sum for attendance at meetings; or a stated salary as Director. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

                              CONFLICTS OF INTEREST

      22. No Director may pursue for his own account a business or investment opportunity if he has obtained knowledge of such opportunity through his affiliation with the Corporation, provided that the Corporation is interested in pursuing such opportunity and provided that the Corporation is financially or otherwise able to pursue such opportunity. No officer or employee of the Corporation may pursue for his own account an oil and gas opportunity unless (a) with respect to a non-officer of the Corporation, such employee's pursuit of such opportunity has been approved by a senior officer of the Corporation with full knowledge of such opportunity and (b) with respect to an officer of the Corporation, such officer's pursuit of such opportunity has been approved by the Board of Directors. The foregoing restrictions shall not apply to the acquisition of less than one percent of the publicly traded securities of another company, provided that the Corporation is not at such time engaged in any present or pending transaction with such other company.